SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934
                           [Amendment No. _____________]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)((2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                     AMBANC CORP.
            (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.
[ ]       Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction
          applies:
          _____________________________________________

    2) Aggregate number of securities to which transaction applies: ________________________

    3)    Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          ________________________________

    4)    Proposed maximum aggregate value of transaction:
          ________________________________________________

    5)    Total fee paid: ________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid: _________________
                         2)       Form Schedule or Registration
                                  Statement No.: _________________
          3)  Filing Party: _________________
          4)  Date Filed: _________________

       1                   DEFINITIVE PROXY SOLICITATION MATERIALS-
                           -INTENDED TO BE RELEASED 3/26/97 or
                           3/27/97



                               AMBANC CORP.

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 18, 1997


    The Annual Meeting of Shareholders of AMBANC Corp. will be held in Fort Sackville rooms I-IV of the Isaac K. Beckes
Student Union at Vincennes University, 3rd Street and
College Avenue, Vincennes, Indiana, on Friday, April 18,
1997, at 10:30 a.m., Vincennes time, for the following purposes:

    1. To elect six Directors to hold office until the Annual Meeting of Shareholders in the year 2000 and until their successors are elected and have qualified.

    2. To transact such other business as may properly come before the Annual Meeting.


    Holders of Common Shares of record at the close of business on March 11, 1997, are entitled to notice of and to vote at the Annual Meeting.



    SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN
PERSON.  ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE
MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE
ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
STATES.


                                         By Order of the Board
                                         of Directors


                                         Richard E. Welling
                                         Secretary

March 25, 1997
Vincennes, Indiana



                         (ANNUAL REPORT ENCLOSED)

                              PROXY STATEMENT

                     ANNUAL MEETING OF SHAREHOLDERS OF
                               AMBANC CORP.

                              April 18, 1997

    This Proxy Statement is being furnished to shareholders on or about March 25, 1997, in connection with the solicitation by the Board of Directors of AMBANC Corp. (the "Corporation"), 302 Main Street, Vincennes, Indiana 47591, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:30 a.m., Vincennes time, on April 18, 1997, in Fort Sackville rooms I-IV of the Isaac K. Beckes Student Union at Vincennes University, 3rd Street and College Avenue, Vincennes, Indiana. The Corporation is the parent holding company for AmBank Indiana, N.A. (formerly The American National Bank of Vincennes and Citizens' National Bank of Linton prior to their merger in 1996), AmBank Illinois, N.A. (formerly The First National Bank in Robinson), and AmBank Illinois (formerly Bank of Casey) (referred to collectively herein as the "Banks").

    At the close of business on March 11, 1997, the record date for the Annual Meeting, there were 3,316,003 Common
Shares outstanding and entitled to vote at the Annual
Meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

    If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) an instrument revoking the proxy or (ii) a subsequently dated proxy, or
(b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.

                           ELECTION OF DIRECTORS

                                 Nominees

    The following information is provided for the Directors of the Corporation, including the six nominees for election to the Corporation's Board of Directors at the Annual
Meeting.  The Board of Directors of the

Corporation currently consists of fifteen members. The members of the Board of Directors are divided into three classes of near-equal size with the term of one class expiring each year. Generally, the members of each class serve until the Annual Meeting of the shareholders held in the year that is three years after the Directors' election and thereafter until such Directors' successors are elected and have qualified.

    The terms of the current Directors expire as follows:
1997 -- Ms. Kaley and Messrs. Brocksmith, Hippensteel, Niehaus, Weber and Wright; 1998 -- Messrs. Seed, Stachura, Summers and Watson; and 1999 -- Ms. Ernst and Messrs. Apple, Green, Helmling, and Landrith. Paul E. Brocksmith, Gerry M. Hippensteel, Rebecca A. Kaley, Bernard G. Niehaus, Frank J. Weber and Howard R. Wright have been nominated for re-election at the Annual Meeting, each to hold office until the Annual Meeting of Shareholders to be held in the year 2000 and until each of their successors is elected and has qualified. Each Director will be elected by a plurality of the votes cast in the election. Shares present but not voted for any nominees will not affect the determination of whether a nominee has received a plurality of the votes cast.

    It is the intention of the persons named in the accompanying form of proxy to vote such proxy in favor of the election to the Board of Directors of Paul E. Brocksmith, Gerry M. Hippensteel, Rebecca A. Kaley, Bernard
G. Niehaus, Frank J. Weber and Howard R. Wright. Each such person has indicated that he or she will accept nomination and election as a Director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other person as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE SIX NOMINEES IDENTIFIED ABOVE. (ITEM 1 ON THE PROXY).

    The following table presents certain information regarding the Directors of the Corporation, including the six nominees proposed by the Board of Directors for election at the Annual Meeting. Unless otherwise indicated in a footnote, the principal occupation of each Director has been the same for the last five years and such Director possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by such Director. Unless specified otherwise, a Director is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with the Director. Of the Directors, only Ms. Kaley and Messrs. Landrith and Weber, who beneficially own approximately 4.0 percent, 1.2 percent, and 1.9 percent of the Corporation's Common Shares, respectively, beneficially own more than 1.0 percent of the Corporation's Common Shares. The Corporation's management knows of no person, including any group, who owns more than five percent of the Corporation's Common Stock. A total of 380,669 of the Corporation's Common Shares, representing
11.4 percent, are beneficially owned by the Directors and executive officers of the Corporation.

Name, Age, and                                                       Shares Beneficially
Present Principal                        Director                    Owned on January 1,
Occupation                               Since (1)                   1997

GLEN G. APPLE                             1982                              7,025 (2)
65
Farmer

PAUL E. BROCKSMITH*                       1979                              6,744 (4)
69
Retired (3)

CHRISTINA M. ERNST                        1995                              6,459 (5)
47
President, Miller Construction
Company, Inc. (power line
construction)


ROBERT D. GREEN                           1978                             18,048 (7)
52
President of RD
Services, Inc. (health care) (6)

ROLLAND L. HELMLING                       1986                              5,397 (8)
45
President and Director of
Harold's Supermarkets, Inc.,
Helmling Realty Corp., and
Andretti-Helmling Automotive
Corp. (retail auto parts)

GERRY M. HIPPENSTEEL, M.D.*               1984                              1,648
50
Physician

REBECCA A. KALEY*                         1996                            132,144 (9)
62
Attorney

OWEN M. LANDRITH                          1993                             41,127 (11)
70
Secretary/Treasurer,
Palestine Development Corp.
(community development) (10)

BERNARD G. NIEHAUS*                       1977                              8,142
59
President and Director,
Niehaus Lumber Co., Inc.
(building materials)

ROBERT E. SEED                            1994                             15,716 (12)
62
Vice President of the Corporation;
President, AmBank Illinois, N.A.;
Chairman of the Board, President
and C.E.O. of AmBank Illinois

JOHN A. STACHURA, JR.                     1988                             18,546 (13)
48
Vice President/General Manager,
Solar Sources Underground, LLC
(coal mining)

PHILLIP M. SUMMERS                        1982                              2,946 (14)
57
President,
Vincennes University

ROBERT G. WATSON                          1982                             28,572 (15)
61
Chairman of the Board,
President and Chief
Executive Officer of the
Corporation and
AmBank Indiana, N.A.

FRANK J. WEBER*                           1996                             64,199 (16)
52
Attorney

HOWARD R. WRIGHT*                         1973                              7,977 (18)
68
Retired (17)

All Directors and all                                                     380,669 (19)
executive officers as a group
consisting of 23 persons
_____________________________

*Nominee

1.  Includes service as a Director of AmBank Indiana,
N.A., prior to the adoption of the holding company structure in 1982.

2.  Includes 1,012 shares owned by Mr. Apple's wife.

3. Prior to his retirement in 1993, Mr. Brocksmith was a veterinarian and farmer.

4. Includes 2,293 shares jointly owned by Mr. Brocksmith and his wife; 1,934 shares jointly owned by Mr. Brocksmith and his daughter; and 708 shares owned by a company controlled by Mr. Brocksmith and his son.

5. Includes 1,019 shares jointly owned by Ms. Ernst and her husband; 4,853 shares owned by Miller
Construction Co., Inc.; and 105 shares owned by Ms.
Ernst's daughter.

6.  Prior to becoming President of RD Services, Inc. in
1993, Mr. Green served as President of Green
Construction of Indiana, Inc.

7. Includes 3,529 shares jointly owned by Mr. Green and his wife, and 3,486 shares owned by Mr. Green's wife.

8. Includes 816 shares jointly owned by Mr. Helmling and his wife, and 885 shares held by Mr. Helmling as custodian for his three daughters.

9.  Includes 108,440 shares held by the estate of Ms.
Kaley's father, for which estate Ms. Kaley serves as executor; 5,945 shares held by Ms. Kaley's step-mother;
2,440 shares held by Mrs. Kaley's children; 894 shares held by Ms. Kaley's son-in-law; and 110 shares held by Ms. Kaley's grandchildren.

10. Mr. Landrith served as Chairman of the Board of Directors of Farmers' State Bank of Palestine
("Farmers'") prior to the merger of Farmers' into AmBank Illinois, N.A., effective November 1, 1995.
Prior to his resignation on December 31, 1994, Mr. Landrith had served as President and Trust Officer of Farmers'.

11.  Includes 19,685 shares jointly owned by Mr.
Landrith and his wife.

12.  Includes 1,494 shares owned by Mr. Seed's wife.

13.  Includes 16,891 shares jointly owned by Mr.
Stachura and his wife, and 348 shares owned by Mr.
Stachura's wife.

14. Includes 2,254 shares jointly owned by Mr. Summers and his wife.

15. Includes 19,845 shares that Mr. Watson may acquire upon the exercise of stock options.

16.  Includes 11,655 shares held by Mr. Weber's wife;
20,663 shares held by Mr. Weber's sons; 4,600 shares held by trusts for which Mr. Weber serves as trustee;
and


6,755 shares held by the law firm in which Mr. Weber is a partner.

17. Prior to his retirement in 1992, Mr. Wright served as a consultant for Cargill, Inc.

18. Includes 1,774 shares owned by Mr. Wright's wife, and 4,539 shares held in the Wright Family Trust for which Mr. Wright serves as trustee.

19. Includes 231,704 shares owned by or with spouses and others. Also includes 19,845 shares that Mr. Watson may acquire upon the exercise of stock options and 6,615 shares that Mr. Raymond Mott, Senior
Vice President of AmBank Indiana, N.A., may acquire upon the exercise of stock options.

                         Committees and Attendance

       The Board of Directors of the Corporation held five meetings during 1996. The Board of Directors of the Corporation has an Executive Committee and an Examining Committee. The Executive Committee reviews on a monthly basis the overall operation and planning for the Corporation and the Banks. The duties and responsibilities of the Executive Committee include strategic planning; capital structure, capital financing and mergers and acquisitions; nominations and shareholder relation matters; bank holding company regulatory compliance; compensation; and legal matters.
The members of the Executive Committee are Paul E.
Brocksmith, Robert D. Green, Bernard G. Niehaus, John
A. Stachura, Jr., and Howard R. Wright.  Robert G.
Watson serves as an ex officio member. Mr. Watson does not receive any additional compensation for service on the Executive Committee and does not participate in any discussions or decisions relating to executive compensation. The Executive Committee met nine times in 1996.

       The Examining Committee is responsible for establishing suitable audits and examinations of the affairs of the Corporation and the Banks by the internal audit staff and a qualified independent accounting firm. The members of the Examining
Committee are Robert D. Green, Rolland L. Helmling,
Gerry M. Hippensteel, John A. Stachura, Jr. and Frank

J. Weber. Messrs. Watson and Seed serve as ex officio members; they do not receive any additional compensation for their service. The Examining
Committee met seven times during 1996. The Board of Directors of the Corporation does not have a nominating committee or a compensation committee; instead, these functions are performed by the Executive Committee.

                         Compensation of Directors

       In 1996 the AMBANC Corp. Director Stock Grant Plan
(the "Director Plan") was adopted by the Board of Directors and approved by the shareholders. Pursuant to the Director Plan, each Director of the Corporation receives a quarterly grant of Common Shares in lieu of an annual cash retainer and cash Board meeting attendance fees. For service on the Corporation's
Board during 1996, each Director received a quarterly grant of that number of Common Shares having a value of $1,250 as of the end of the quarter. Committee fees and fees for service on the Banks' Boards of Directors continue to be paid in cash. Each Director who was a member of the Executive Committee of the Corporation's
Board of Directors, other than Directors who were officers of the Corporation, received $500 for each meeting of the Executive Committee attended and $300 for each meeting of the Examining Committee attended.
During 1996, Messrs. Apple, Brocksmith, Helmling, Seed,
Stachura, Watson and Wright also served on the Board of Directors of one of the Banks. The Banks paid Director fees in the amount of $6,000 for service for the full year.

 EXECUTIVE COMPENSATION

       The following table sets forth certain summary information regarding the compensation paid by the Corporation or its subsidiaries to or on behalf of the Corporation's Chief Executive Officer and the three most highly compensated executive officers for services rendered during each of the last three fiscal years (to the extent applicable):

                               SUMMARY COMPENSATION TABLE

                                               Annual Compensation

Name and
Principal Position            Year          Salary ($)     Bonus ($)       Compensation

 Robert G. Watson,            1996          $235,000       Pending (1)     $29,726 (2)
   President and C.E.O. of    1995          $235,000       $50,000         $24,361
   the Corporation and        1994          $215,000       $40,000         $24,396
   AmBank Indiana, N.A.

Robert E. Seed,               1996          $101,000       Pending (1)     $25,742 (3)
   Vice President of the      1995             N/A            N/A             N/A
   Corporation; President     1994             N/A            N/A             N/A
   and C.E.O. of AmBank
   llinois; President of
   AmBank Illinois, N.A.

 David A. Musgrave,           1996          $143,823          $0           $24,151 (5)
   President, AmBank          1995             N/A            N/A             N/A
   Illinois, N.A. (4)         1994             N/A            N/A             N/A

 Dan J. Robinson,             1996          $96,755        Pending (1)     $14,920 (6)
   Executive Vice President,  1995             N/A            N/A             N/A
   AmBank Indiana, N.A.       1994             N/A            N/A             N/A



1. Bonus amounts for 1996 have not yet been determined.

2. Represents matching contributions in the amount of $18,726 under the AMBANC Retirement and Savings
       Plan (the "401(k) Plan") and Director fees in cash and grants of Common Shares having a total value of $11,000.

3. Represents matching contributions in the amount of $14,242 under the 401(k) Plan and Director fees in cash and grants of Common Shares having a total value of $11,500.

4.     Mr. Musgrave resigned as President of AmBank
       Illinois, N.A., in November 1996.

5.     Represents matching contributions under the 401(k)
       Plan in the amount of $18,651 and Director fees in the amount of $5,500.

6.     Represents matching contributions under the 401(k)
       Plan in the amount of $13,120 and Director fees in the amount of $1,800.

                           Employment Agreement

       In 1985, the Corporation and Robert G. Watson, who is Chairman of the Board, President, and Chief
Executive Officer and a Director of the Corporation and AmBank Indiana, N.A., entered into an employment agreement that becomes operative only upon a Change in Control of the Corporation or AmBank Indiana, N.A., as defined by the agreement. A Change in Control is deemed to have occurred for purposes of the agreement if, following a tender offer, merger, consolidation, sale of assets, or contested election of Directors, the persons who previously were Directors no longer constitute a majority. Under this agreement, the Corporation agrees to employ Mr. Watson in his current capacity for specified compensation (but in no event for less than $10,000 per month) and benefits for a period of three years commencing on the date the agreement becomes operative. Following a Change of Control, should the Corporation terminate the employment of Mr. Watson for reasons other than cause, death, or disability or should Mr. Watson resign as a result of a diminishment of his status, functions, duties, or responsibilities, the employment agreement provides for various severance benefits to be paid to Mr. Watson on a monthly basis over the balance of the three-year employment period. These benefits include monthly payments equal to one-twelfth of Mr. Watson's annual base salary at its highest rate during the twelve months preceding his termination date, the continuation of his participation under all incentive and employee welfare benefit plans, and a pension supplement compensating Mr. Watson for any reduction in pension benefits caused by the premature termination.
The monthly payments that would have been paid to Mr. Watson over the next three years if a Change in Control and termination of Mr. Watson's employment had occurred on December 31, 1996, would have totalled in the aggregate $761,178.

                Supplemental Retirement Benefits Agreement

       On June 20, 1989, the Corporation and AmBank
Indiana, N.A., entered into a Supplemental Retirement
Benefits Agreement with Mr. Watson (the "Agreement").
At a meeting held on February 16, 1995, the members of the Executive Committee who are not officers of the Corporation reviewed Mr. Watson's compensation. In view of Mr. Watson's contributions to the growth and the profitability of the Corporation, they decided to recommend to the Corporation's Board of Directors that the Agreement be amended to increase the amount of benefits payable to Mr. Watson. The Corporation's

Board of Directors approved the recommendation of the Executive Committee, and the Corporation, AmBank
Indiana, N.A., and Mr. Watson entered into an Amended and Restated Supplemental Retirement Benefits
Agreement, which became effective on March 31, 1995
(the "Amended Agreement"). The Amended Agreement provides for the future payment to Mr. Watson of retirement benefits in the event his employment with both the Corporation and AmBank Indiana, N.A., is terminated for any reason other than because of his death. The retirement benefit payable to Mr. Watson under the Amended Agreement is a monthly annuity payable for his lifetime or for 180 months, whichever is longer, in an amount of $1,948 plus the product obtained by multiplying $87.52 by the number of months
Mr. Watson is employed by either the Corporation or AmBank Indiana, N.A., between March 16, 1995, and
April 1, 2000 (the "Base Amount"). If Mr. Watson's employment with the Corporation had terminated on December 31, 1996, the monthly amount that Mr. Watson would have been entitled to receive commencing on or after January 1, 1997, would have been $3,786.
Pursuant to the Amended Agreement, when Mr. Watson's employment terminates, the amount of the annuity payments will be adjusted to reflect the amount of employer contributions made to Mr. Watson's 401(k) plan account as of that time.

                    AGGREGATED OPTION/SAR EXERCISES IN
                   LAST FISCAL YEAR AND FISCAL YEAR-END
                             OPTION/SAR VALUES

       The following table sets forth information with respect to options and stock appreciation rights
("SARs") that have been granted to Mr. Watson pursuant to the Corporation's Nonqualified Stock Option Plan, which expired during 1993. There were no exercises of options or SARs by Mr. Watson during 1996. (1)

                           Number of Unexercised              Value of Unexercised
                           Options/SARs at Fiscal         In-the-Money Options/SARs
at
                                  Year-End (#)                Fiscal Year End ($)

                           Exercisable/Unexercisable
Exercisable/Unexercisable

Robert G. Watson              19,845 options (2)/0                  $205,594 (3)/0
                              19,845 SARs (2)/0                     $102,797 (3)/0

       1. All references to numbers of shares and SARs and exercise prices have been adjusted to reflect the December 1996 five percent stock dividend.

       2. In 1988 Mr. Watson was granted options to purchase 19,845 Common Shares at an exercise price of $18.14 per share and in 1989 he was granted 19,845 SARs at a base price of $18.14 each. All of the options and SARs are exercisable. Each SAR entitles Mr. Watson to
              50 percent of the appreciation in the value of one Common Share over the base price of the SAR at the time of exercise.

       3. Represents the difference between the last trade price of the Corporation's Common
              Shares as reported on NASDAQ on December 31, 1996 ($28.50), and the exercise price of the options and the base price of the SARs, respectively.


                     REPORT ON EXECUTIVE COMPENSATION

       Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information regarding the compensation and benefits provided to the Corporation's Chief Executive Officer. The members of the Executive Committee who are non-employee members of the Board of Directors (the "Committee") have responsibility for the Corporation's compensation policies and practices. The Committee recommends compensation amounts for executive officers of the Corporation to the Board of Directors for final approval. In fulfillment of its SEC disclosure requirements, the Committee has provided the following report for inclusion in this Proxy Statement.


COMPENSATION POLICY

       The goal of the Corporation's executive
compensation policy is to ensure that an appropriate relationship exists between executive pay and performance, while at the same time providing compensation that will attract and retain superior talent. More specifically, the executive compensation program of the Corporation has been designed to:

       Reflect a pay-for-performance policy that links compensation amounts to Corporation, subsidiary and individual performance;

       Motivate executive officers to achieve strategic business goals and reward them for their achievement; and

       Provide compensation opportunities that are competitive with those offered by other high-performing peer companies, thus ensuring that the Corporation is able to compete for and retain talented executives who are critical to the Corporation's long-term success.

       At present, the executive compensation program is composed of salary, potential annual cash incentives, and other benefits typically offered to executives of similar companies. As an executive's level of responsibility increases, a greater portion of the executive's potential total compensation opportunity is based on performance incentives, causing greater variability in the individual's total compensation level from year-to-year. The Committee considers a number of criteria and factors in determining compensation, as discussed below, but the Committee has not assigned any specific weights to those criteria and factors.

SALARIES

       Base salaries for executive officers generally are determined based on consideration of competitive salary data provided by outside consultants using relevant survey data for financial institutions, internal comparability considerations, and individual performance. Base salaries are not automatically adjusted each year.

       In October 1994, the Corporation's Board of
Directors held a strategic planning meeting at which the Board reviewed and discussed in detail the Corporation's performance and the contributions of the Corporation's employees, including those of Mr. Watson, the Corporation's Chief Executive Officer. In light of the determinations made by the Board, the Committee undertook a comprehensive review of the compensation received by the Chief Executive Officer. The Chairman of the Committee, together with the Corporation's financial, accounting and legal advisors and after reviewing a number of compensation surveys and other data, prepared a report on the compensation received by
 chief executive officers of bank holding companies located in the Midwest and comparable to the Corporation in asset and deposit size, rate of growth, profitability, and other factors. The Committee reviewed the report and, at a special meeting held on February 16, 1995, made recommendations for future increases in Mr. Watson's base salary that would compensate Mr. Watson not only for his service and performance in the current year but also recognize his contributions to the growth and profitability of the Corporation since his assumption of leadership in 1982.
The Board of Directors approved the Committee's recommendations with respect to Mr. Watson's compensation. Based on the recommendations of the Committee, which the Board approved, Mr. Watson's base salary for 1996 was set at $235,000.


BONUS AWARDS

       Bonuses are awarded to the Corporation's CEO and other executive officers on the basis of an assessment of the following factors:

       The Corporation's performance as reflected by acquisition activity, growth, return on assets, return on equity and total return to the shareholders as reflected in the shareholder return performance graph appearing in this Proxy
       Statement;

       The performance of the executive, along with relevant business unit or subsidiary performance;
       and

       A review of competitive data on incentive compensation for peer companies provided by outside consultants.

The Committee has not yet determined bonus amounts for 1996.

LONG-TERM INCENTIVES

       In 1988 the Corporation's shareholders approved the adoption of a Stock Option Plan having a five-year term. Stock options were granted to Mr. Watson and another executive officer in 1988 and stock appreciation rights ("SARs") were granted to Mr. Watson and another executive officer in 1989. No other grants were made pursuant to the Stock Option Plan prior to its expiration in April 1993. If, in the future, the Committee determines that incentives in the form of stock options, SARs or other awards would be in the Corporation's best interest, the Committee may seek corporate and shareholder approval of an appropriate long-term incentive plan.


TAX ACT COMPENSATION LIMITS

       In 1993 the Internal Revenue Code of 1986 was amended to limit, unless certain conditions are satisfied, to $1 million the deduction that a publicly held corporation may take with respect to the compensation paid to certain highly paid executive officers. The Committee has not taken any action to recommend changes in the Corporation's compensation policies in response to this change in the deductibility cap because the base salaries and incentive bonuses awarded to the Corporation's executives are substantially less than the cap amount.

SUBMITTED BY THE MEMBERS OF THE EXECUTIVE COMMITTEE WHO
RECOMMEND EXECUTIVE COMPENSATION:

Howard R. Wright, Chairman                      Bernard G. Niehaus
Paul E. Brocksmith                              John A. Stachura,
Jr.
Robert D. Green


                          STOCK PERFORMANCE GRAPH

       The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation's cumulative, five-year shareholder returns with market and industry returns.
The following graph compares the performance of the Corporation's Common Shares with the performance of the NASDAQ Stock Market --
U.S. Companies and NASDAQ -- Bank Stocks.

[TABLE SUBSTITUTED FOR GRAPH]

              Comparison of Five-Year Cumulative Total Return
            AMBANC Corp., NASDAQ - Bank Stocks and NASDAQ-U.S.
Companies


Index                             1991   1992   1993   1994  1995   1996

AMBANC Corp.                      100    179    213    184   195    211
NASDAQ-Bank Stocks                100    146    166    165   246    326
NASDAQ-U.S. Companies             100    116    134    131   185    227


       The graph assumes $100 was invested on December
31, 1991, in AMBANC Corp.'s Common Stock and in each of the two indexes shown and the reinvestment of all dividends.

                           CERTAIN TRANSACTIONS

       The Corporation, through the Banks, has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors and officers of the Corporation and their associates.
These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.


                          APPOINTMENT OF AUDITORS

       Deloitte & Touche LLP ("Deloitte & Touche") served as the independent auditors for the Corporation and the Banks for 1996 and has been selected to serve for 1997.
Representatives from Deloitte & Touche are expected to be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                               OTHER MATTERS

       The Board of Directors knows of no matters, other than those matters reported above, that are to be brought before the meeting. If other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                                 EXPENSES

       All expenses in connection with this solicitation of proxies will be borne by the Corporation.


               SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

       A shareholder desiring to submit a proposal for inclusion in the Corporation's proxy statement for the 1998 Annual Meeting of Shareholders must deliver the proposal so that it is received by the Corporation no later than November 25, 1997. Proposals should be sent to Secretary, AMBANC Corp., P.O. Box 556, Vincennes,
Indiana 47591-0556, and mailed by certified mail, return receipt requested.

       THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO
EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE
CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR 1996,
INCLUDING THE FINANCIAL STATEMENTS THERETO BUT OMITTING
EXHIBITS.  REQUESTS SHOULD BE ADDRESSED TO INVESTOR
RELATIONS DEPARTMENT, AMBANC CORP., P.O. BOX 556,
VINCENNES, INDIANA 47591-0556.

                                   PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
OF AMBANC CORP.

       I hereby appoint Bruce A. Smith and Gregory W.
Sturm, and each of them, my proxies, with power of substitution and revocation, to vote all shares of stock of AMBANC Corp. (the "Corporation") that I am
entitled to vote at the Annual Meeting of Shareholders
to be held in Fort Sackville rooms I-IV of the Isaac K. Beckes Student Union at Vincennes University, 3rd
Street and College Avenue, Vincennes, Indiana, on
Friday, April 18, 1997, at 10:30 a.m., Vincennes time,
and any adjournments thereof, as provided herein:
       1.     ELECTION OF DIRECTORS
              [ ]   FOR all nominees listed below to serve
                    until the Annual Meeting of Shareholders
                    in the year 2000 as set forth in the
                    Proxy Statement dated March 21, 1997
                    (except as marked to the contrary below-
                    -see "Instructions"):
                           Paul E. Brocksmith
                           Gerry M. Hippensteel
                           Rebecca A. Kaley
                           Bernard G. Niehaus
                           Frank J. Weber
                           Howard R. Wright
              [ ]   WITHHOLD AUTHORITY to vote for all
                    nominees listed above
       (Instructions:  To withhold authority to vote for
       any nominee, write that nominee's name in the
       space provided below.)
         ____________________________________________

                     (To Be Completed on Reverse Side)
       2.     In their discretion, the proxies are
              authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE
ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR
ITEM 1.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEM 1.

       SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID
ENVELOPE.  THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR
TO ITS EXERCISE.

Dated: __________________________




__________________________________

Signature or Signatures (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)